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                                                                    Exhibit 99.1


   Certification by the Chief Executive Officer and Chief Financial Officer
        Relating to a Periodic Report Containing Financial Statements

         I, Alfred R. Camner, Chief Executive Officer, and I, Humberto L. Lopez, Chief Financial Officer, of BankUnited Financial Corporation, a Florida corporation (the "Company"), each hereby certifies that:

         (1) The Company's Annual Report on Form 10-K/A for the period ended September 30, 2002 (the "Form 10-K") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.


CHIEF EXECUTIVE OFFICER                 CHIEF FINANCIAL OFFICER


/s/ Alfred R. Camner                    /s/ Humberto L. Lopez
-------------------------------         -----------------------------------
Alfred R. Camner                        Humberto L. Lopez

Date:  May 20, 2003                     Date: May 20, 2003